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                                  Exhibit 10.12
                             Manufacturing Agreement


     This Agreement ("Agreement"), dated as of January 1, 2005, by and between Shanghai Likang Disinfectant High-tech Co., Ltd., a Chinese corporation (Party
A), and Shanghai Likang Meirui Pharmaceutical High-tech Co., Ltd. (Party B).

     In consideration of the mutual covenants, Party A and Party B hereby agree as follows:

Party A entrusts the Party B to process the follow product:

      Likang LK-1 Surgery Hand-Washing Facilities        #SH2004-1540089
      Lvshaxing Air Disinfectant Machine(LKQG-1000)      #SH2004-2060120

Party A is responsible for the purchasing of above product's modules, fittings, accessory materials as well as the packing materials purchase; and is completely responsible for the sales of these two products.

Party B produces carries on the examination according to the enterprise standard request provided by Party A, at the same time provides Party A product examination reports.

Both Parties should observe this agreement together. If any side violates, it should compensate the opposite party economic loss in accordance with the situation.

This agreement has two original copies, each Party holds one copy respectively. If there are uncompleted matters concerned, both sides should negotiate to solve it.

This agreement's term of validity is two years, to be effective from the signing date, and to expire when both sides discuss to renew a subscription or terminate.






        Party A: (Stamp)                         Party B: (Stamp)
        Representative:                          Representative:
        Date:                                    Date: